Exhibit 99.1

ARES CAPITAL CORPORATION ANNOUNCES
EXPIRATION OF TRANSFERABLE RIGHTS OFFERING

New York, NY, April 22, 2008 —Ares Capital Corporation (NASDAQ: ARCC) announced the expiration of its transferable rights offering, which entitled holders of rights to purchase one share of common stock for every right held at a subscription price of $11.0016 per share.  The offering expired April 21, 2008 at 5:00 p.m. New York City time.

Preliminary results indicate that the rights offering was oversubscribed.  The Company received subscriptions for 20,165,649 shares accompanied by estimated payments and subscriptions for an additional 11,393,834 shares by notice of guaranteed delivery.  The Company cannot assure you that it will receive payments for the 11,393,834 shares subscribed for by notice of guaranteed delivery on or before 5:00 pm New York City time on April 24, 2008 and as a result, the number of shares subscribed for could be less. The exact number of shares of common stock subscribed for will be determined by Friday, April 25, 2008 but in no event will the Company issue more than 24,228,030 shares pursuant to the subscriptions as set forth in the prospectus.  Proration of any available oversubscription shares will be made in accordance with the procedures described in the prospectus for the rights offering and confirmations of shares purchased will be mailed to participants on or before May 5, 2008. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable after the confirmations are sent to the participants. No interest will be paid on any amounts refunded.

“We are extremely pleased with the outcome of this offering and thrilled to have the continued support of our shareholders in this challenging market environment.  Liquidity in the current market is a strategic asset that improves our competitive positioning and allows us to take advantage of  improved pricing and structure on new transactions.  We remain confident that we will be able to rapidly deploy the proceeds from this offering to take advantage of the current dislocation in the debt capital markets and to continue our disciplined pursuit of attractive risk adjusted returns,” said Michael Arougheti, President of the Company.

The Company expects to use the net proceeds of this offering to repay outstanding indebtedness and for other general corporate purposes, including investing in portfolio companies in accordance with its investment objective and strategies and market conditions.

The subscription agent will send participants in the rights offering a confirmation showing the number of shares purchased pursuant to the basic subscription, the number of shares, if any, acquired pursuant to the over-subscription privilege, the per share and total purchase price for such shares, and any additional amount payable to the Company by the participating rights holder or any excess refunded by the Company to the participating rights holder, in each case based on the subscription price.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company.  Ares Capital Corporation has elected to be regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Rick Davis
Ares Capital Corporation
310-201-4200